Exhibit 99.1

RTW Retailwinds, Inc. Announces Conclusion of Bankruptcy Auction and Execution of Asset Purchase Agreement with the Winning Bidder, Saadia Group, LLC.

•	Sale of its e-Commerce Business, including the New York & Company and Fashion to Figure E-commerce Intellectual Property
•	Saadia Group to Operate the E-Commerce Business as an Ongoing Business

August 31, 2020

New York--(BUSINESS WIRE)—RTW Retailwinds, Inc. (“RTW” or the “Company”) [OTC PINK:RTWIQ], an omni-channel specialty apparel retail platform for powerful celebrity and consumer brands, announced today that after a bankruptcy auction on Friday August 28, 2020 it has entered into a new asset purchase agreement with the winning bidder at such auction, Saadia Group, LLC, for the sale of its e-commerce business and all related intellectual property, including its websites, www.nyandcompany.com, www.fashiontofigure.com and its rental subscription businesses at www.nyandcompanycloset.com and www.fashiontofigurecloset.com together with certain other assets for a cash purchase price of $40 million plus assumption of certain liabilities, including honoring gift cards, subject to closing adjustments. The Saadia Group, LLC asset purchase agreement supersedes the prior stalking horse asset purchase agreement announced on August 4th, 2020 with Sunrise Brands, LLC. The new agreement is subject to final approval by the Bankruptcy Court and a hearing is scheduled on Thursday, September 3rd, 2020.

Sheamus Toal, Chief Executive Officer of RTW, commented: “We are extremely pleased to have received a new, significantly higher priced purchase agreement from Saadia Group for our e-commerce business and all related intellectual property and certain other assets. Similar to our previous agreement, the new agreement will allow our substantial e-commerce business to continue to operate and serve our loyal customers. I remain deeply thankful to our associates, business partners and our many loyal customers for their unwavering dedication and commitment to the process and we look forward to receiving final approval in the very near future.”

The Company filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of New Jersey (the “Court”) on July 13, 2020.

The Court filings and other information related to the proceedings are available on a separate website administered by the Company’s claims agent, Prime Clerk at https://cases.primeclerk.com/RTWRetailwinds/.

B. Riley FBR, an affiliate of B. Riley Financial, Inc. (NASDAQ: RILY), is serving as the investment banker to the Company; Cole Schotz P.C. is serving as its legal advisor; and Berkeley Research Group, LLC is serving as its restructuring advisor.

About RTW Retailwinds

RTW Retailwinds, Inc. (together with its subsidiaries, the "Company") is a specialty women's omni- channel retailer with a powerful multi-brand lifestyle platform providing curated fashion solutions that are versatile, on-trend, and stylish at a great value. The specialty retailer, first incorporated in 1918, has grown to now operate approximately 328 retail and outlet locations in 32 states while also growing a substantial eCommerce business. The Company's portfolio includes branded merchandise from New York & Company and Fashion to Figure. The Company's branded merchandise is sold exclusively at its retail locations and online at www.nyandcompany.com, and www.fashiontofigure.com and through its rental subscription businesses at www.nyandcompanycloset.com and www.fashiontofigurecloset.com.Additionally, certain product, press releases and SEC filing information concerning the Company are available at the Company's website: www.nyandcompany.com.

Investor Relations Contact:

ICR, Inc.
(203) 682-8200 Allison Malkin

Forward-looking Statements

This press release contains certain forward-looking statements, including statements made within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Some of these statements can be identified by terms and phrases such as “expect,” “anticipate,” “believe,” “intend,” “estimate,” “continue,” “could,” “may,” “plan,” “project,” “predict,” and similar expressions and references to assumptions that the Company believes are reasonable and relate to its future prospects, developments and business strategies. Such statements are subject to various risks and uncertainties that could cause actual results to differ materially. Factors that could cause the Company's actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to, (i) the risks associated with the spread of COVID-19 and its impact on the Company's sales and supply chain including the Company's store closures as a result therefrom and significant declines in revenues caused thereby; (ii) the Company's dependence on mall traffic for its sales and the continued reduction in the volume of mall traffic; (iii) the Company's ability to anticipate and respond to fashion trends; (iv) the impact of general economic conditions and their effect on consumer confidence and spending patterns; (v) changes in the cost of raw materials, distribution services or labor; (vi) the potential for economic conditions to negatively impact the Company's merchandise vendors and their ability to deliver products; (vii) the Company's ability to open and operate stores successfully; (viii) seasonal fluctuations in the Company's business; (ix) competition in the Company's market, including promotional and pricing competition; (x) the Company's ability to retain, recruit and train key personnel; (xi) the Company's reliance on third parties to manage some aspects of its business; (xii) the Company's reliance on foreign sources of production; (xiii) the Company's ability to protect its trademarks and other intellectual property rights; (xiv) the Company's ability to maintain, and its reliance on, its information technology infrastructure; (xv) the effects of government regulation; (xvi) the control of the Company by its largest shareholder and any potential change of ownership of the Company including the shares held by its largest shareholder; (xvii) the impact of tariff increases or new tariffs; (xviii) risks arising from the delisting of trading of the Company’s common stock on the NYSE; (xix) risks and uncertainties relating to the Chapter 11 cases, including but not limited to, the Company’s ability to obtain Bankruptcy Court approval with respect to motions filed in the Chapter 11 cases; (xx) the effects of the Chapter 11 cases on the Company and on the interests of various constituents; (xxi) Bankruptcy Court rulings in the Chapter 11 cases and the outcome of the Chapter 11 cases in general; (xxii) the length of time the Company will operate under the Chapter 11 cases; (xxiii) risks associated with third party motions in the Chapter 11 cases; (xxiv) the potential adverse effects of the Chapter 11 cases on the Company’s liquidity or results of operations and increased legal and other professional costs necessary in the Chapter 11 cases; (xxv) the impact of the Company’s ability to successfully implement planned store closures; (xxvi) uncertainty associated with evaluating and completing any strategic or financial alternative, as well as the Company’s ability to implement and realize any anticipated benefits associated with any alternative that may be pursued; (xxvii) the Company’s liquidity and ability to continue as a going concern; (xviii) risks associated with any default under the Company’s debt agreement; (xxix) risks associated with the Company’s ability to make payments on and to repay or refinance the Company’s debt or generate sufficient cash; (xxx) risks associated with the closing of the transaction with Saadia Group LLC; (xxxi) the Company anticipates that there will not be any value distributed to its shareholders and its shares will likely be cancelled for no consideration; and (xxxii) those discussed under the heading "Item 1A. Risk Factors" in the Company’s Annual Report on Form 10-K for fiscal year 2019. The Company undertakes no obligation to revise the forward-looking statements included in this press release to reflect any future events or circumstances.